As filed with the Securities and Exchange Commission on April 28, 2005
                                                Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   -----------
                              PRIVATEBANCORP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     36-3681151
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            TEN NORTH DEARBORN STREET
                             CHICAGO, ILLINOIS 60602
    (Address, including zip code of registrant's principal executive office)

                           --------------------------

                              PRIVATEBANCORP, INC.
                           INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                                   -----------

                                DENNIS L. KLAESER
                             CHIEF FINANCIAL OFFICER
                              PRIVATEBANCORP, INC.
                            TEN NORTH DEARBORN STREET
                             CHICAGO, ILLINOIS 60602
                                 (312) 683-7100
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             THOMAS P. DESMOND, ESQ.
                             JENNIFER D. KING, ESQ.
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                                   -----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  TITLE OF EACH CLASS OF          AMOUNT TO            PROPOSED MAXIMUM             PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED     BE REGISTERED     OFFERING PRICE PER SHARE(2)   AGGREGATE OFFERING PRICE     REGISTRATION FEE(2)(3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value(1)   1,000,000 shares            $31.64                   $31,640,000                  $3,724.03
===================================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the PrivateBancorp, Inc. Incentive Compensation Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant pursuant to Rule 416(a).
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) based upon the average of the high and low sales prices for the Common Stock as reported on the Nasdaq National Market on April 27, 2005.
(3) An aggregate of 55,830 shares (as adjusted to reflect all stock splits and stock dividends to date) are being carried forward from those shares previously registered by Registration Statements on Form S-8 (File Nos. 333-88289, 333-43830 and 333-104807) plus an indeterminate number of shares that have already been authorized and registered under those Registration Statements and that may become available for issuance. Registration fees of $2,065.34, $861.00 and $913.68, respectively, were paid with respect to the shares registered in those filings. The previously registered shares being carried forward together with the shares being registered hereby represent the total number of shares reserved for issuance under the PrivateBancorp, Inc. Incentive Compensation Plan.

                                   -----------

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the document containing the information required by Part I of this Registration Statement on Form S-8 also relates to the Registrant's shares of common stock previously registered on Registration Statements on Form S-8 (File Nos. 333-88289, 333-43830 and 333-104807).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement relates to the registration of an additional 1,000,000 shares of common stock, no par value per share, of PrivateBancorp, Inc. (the "Registrant") to be offered from time to time pursuant to the PrivateBancorp, Inc. Incentive Compensation Plan (the "Plan"). The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant's stockholders on April 28, 2005. Pursuant to the Registration Statements on Form S-8 (File Nos. 333-88289, 333-43830 and 333-104807) filed by the Registrant on October 1, 1999, August 15, 2000 and April 29, 2003, respectively, the Registrant has previously registered an aggregate of 3,396,022 shares of common stock (as adjusted to reflect all stock splits and stock dividends to date) of which 55,830 shares remain available for offer and sale under the Plan, plus an indeterminate amount of shares that have already been authorized and that may become available for issuance under certain predecessor plans. The contents of those Registration Statements (File Nos. 333-88289, 333-43830 and 333-104807) are incorporated herein by reference pursuant to General Instruction E to Form S-8.

         The documents containing the information required by this Part I, which also relate to the shares of common stock being registered and remaining available for issuance under the Plan that were previously registered under the above-referenced Registration Statements, will be sent or given to those persons who participate in the Plan, all of whom are employees or directors of the Registrant or its subsidiaries. Such documents are not required to be filed with the Securities and Exchange Commission as a part of this Registration Statement or as an Exhibit.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, by PrivateBancorp, Inc., a Delaware corporation ("Registrant"), are incorporated in this Registration Statement by reference:

         o Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 10, 2005 (File No. 0-25887);

         o Amendment No. 1 to the Proxy Statement in connection with the Registrant's 2005 annual meeting of stockholders filed with the SEC on March 24, 2005;

         o Current Report on Form 8-K under Item 5.02(b) filed with the SEC on February 28, 2005 (File No. 0-25887);

         o Current Report on Form 8-K filed with the SEC on April 11, 2005 (File No. 0-25887);

         o Current Report on Form 8-K filed with the SEC on April 15, 2005 (File No. 0-25887); and

         o the description of Registrant's Common Stock contained in its Registration Statement on Form 8-A, as amended, dated April 28, 1999 (File No. 0-25887).

         All documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law grants each corporation organized thereunder the powers to indemnify any individual made party or threatened to be made party to any threatened, pending or completed action, suit or proceeding because the individual is or was a director, officer, employee or agent of the corporation, against actual and reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred with respect to an action, suit or proceeding if the individual acted in good faith, and the individual reasonably believed: (a) that the individual's conduct was in the corporation's best interests; (b) that the individual's conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe the individual's conduct was unlawful. However, there will be limited or no indemnification for directors, officers, employees or agents adjudged to be liable to the corporation where such individuals are parties to any action by or in the right of the corporation.

         Article Ninth of the Company's Amended and Restated Certificate of Incorporation provides as follows:

         NINTH: The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH or otherwise.

         For purposes of this Article NINTH, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         The provisions of this Article NINTH shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

         Article XI of the Amended and Restated By-Laws of the Company provides as follows:

         Section 11.1 Third-Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding; if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 11.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification shall be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines on application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court of common pleas or other court shall deem proper.

         Section 11.3 Rights After Successful Defense. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Section 11.1 or 11.2 above, or in defense of any claim, issue, or matter in that action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

         Section 11.4 Other Determination of Rights. Unless ordered by a court, any indemnification made under Section 11.1 or 11.2 above, shall be made by the Corporation only as authorized in the specific case on a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 11.1 or 11.2 above. The determination shall be made
(a) by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with the action, suit, or proceeding; (b) if the described quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the stockholders; or (d) by the court in which the action, suit, or proceeding was brought.

         Section 11.5 Advances of Expenses. Expenses of each person seeking indemnification under Section 11.1 or 11.2 above, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the board of directors in the specific case, on receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

         Section 11.6 Nonexclusiveness; Heirs. The indemnification provided by this Article shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled as a matter of law or under the Certificate of Incorporation, these By-Laws, any agreement, vote of stockholders, any insurance purchased by the Corporation, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

         The effect of the foregoing provisions of the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws would be to permit such indemnification of officers and directors by the Company for liabilities arising under the Securities Act of 1933.

         The Company has entered into indemnification agreements with its directors and executive officers to indemnify them against certain liabilities. Consistent with the provisions of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, under the terms of the agreements, the Company will indemnify its directors and executive officers to the fullest extent permitted under applicable law against all expenses, liabilities and losses incurred in connection with any legal proceeding brought against any of them by reason of their status as directors, officers, employees, agents or fiduciaries of the Company. The expenses, liabilities and losses which the Company is obligated to pay may include judgments, fines and amounts paid in settlement of such legal proceedings by its directors and executive officers so long as they acted in good faith and in a manner which they reasonably believed was in the best interests of the Company.

         The Company has purchased $40 million of insurance policies which insure the Company's directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, the Company maintains trust errors and omissions coverage up to a limit of $40 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Certificate of amendment of the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2004 and incorporated herein by reference).

         4.2 Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2003 and incorporated herein by reference).

         4.3 Amended and Restated By-Laws of PrivateBancorp, Inc. (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2003 and incorporated herein by reference).

         4.4 PrivateBancorp, Inc. Incentive Compensation Plan, as amended (included as Appendix A to Amendment No. 1 to the Registrant's
                  Schedule 14A filed with the SEC on March 24, 2005 and incorporated herein by reference).

         5.1      Opinion of Vedder, Price, Kaufman & Kammholz, P.C.

         23.1     Consent of Ernst & Young LLP.

         23.2 Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.1).

         24.1 Power of Attorney (included on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of April, 2005.

                                                  PRIVATEBANCORP, INC.


                                                  By: /s/ Ralph B. Mandell
                                                     -------------------------
                                                       Ralph B. Mandell
                                                       Chairman, President and
                                                       Chief Executive Officer

         We, the undersigned directors of PrivateBancorp, Inc., and each of us, do hereby constitute and appoint each and any of Ralph B. Mandell and Dennis L. Klaeser, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 28th day of April, 2005 in the capacities indicated.

              SIGNATURE                                       TITLE
              ---------                                       -----
       /s/ Ralph B. Mandell
---------------------------------------           Chairman, President and Chief
          Ralph B. Mandell                              Executive Officer


       /s/ Dennis L. Klaeser                         Chief Financial Officer
---------------------------------------
         Dennis L. Klaeser

       /s/ Lisa M. O'Neill                                  Controller
---------------------------------------
           Lisa M. O'Neill

       /s/ Donald L. Beal                                   Director
---------------------------------------
           Donald L. Beal

    /s/ William A. Castellano                               Director
---------------------------------------
        William A. Castellano

      /s/ Robert F. Coleman                                 Director
---------------------------------------
          Robert F. Coleman

              SIGNATURE                                       TITLE
              ---------                                       -----

       /s/ Patrick F. Daly                                  Director
---------------------------------------
           Patrick F. Daly

    /s/ William A. Goldstein                                Director
---------------------------------------
        William A. Goldstein

      /s/ James M. Guyette                                  Director
---------------------------------------
          James M. Guyette

      /s/ Richard C. Jensen                                 Director
---------------------------------------
          Richard C. Jensen

      /s/ Philip M. Kayman                                  Director
---------------------------------------
          Philip M. Kayman

  /s/ Cheryl Mayberry McKissack                             Director
---------------------------------------
      Cheryl Mayberry McKissack

      /s/ Thomas F. Meagher                                 Director
---------------------------------------
          Thomas F. Meagher

       /s/ William J. Podl                                  Director
---------------------------------------
           William J. Podl

       /s/ Edward W. Rabin                                  Director
---------------------------------------
           Edward W. Rabin

      /s/ William R. Rybak                                  Director
---------------------------------------
          William R. Rybak

      /s/ Michael B. Susman                                 Director
---------------------------------------
          Michael B. Susman

      /s/ John B. Williams                                  Director
---------------------------------------
          John B. Williams

                                INDEX TO EXHIBITS

       EXHIBIT
        NUMBER                     DESCRIPTION OF EXHIBIT
        ------                     ----------------------

         4.1 Certificate of amendment of the Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2004 and incorporated herein by reference).

         4.2 Amended and Restated Certificate of Incorporation of PrivateBancorp, Inc., as amended (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2003 and incorporated herein by reference).

         4.3 Amended and Restated By-Laws of PrivateBancorp, Inc. (filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2003 and incorporated herein by reference).

         4.4 PrivateBancorp, Inc. Incentive Compensation Plan, as amended (included as Appendix A to Amendment No. 1 to the Registrant's
                  Schedule 14A filed with the SEC on March 24, 2005 and incorporated herein by reference).

         5.1      Opinion of Vedder, Price, Kaufman & Kammholz, P.C.

         23.1     Consent of Ernst & Young LLP.

         23.2 Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in Exhibit 5.1).

         24.1 Power of Attorney (included on the signature pages of this Registration Statement).